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                                                                     EXHIBIT 5.1



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                                August 13, 1998

Commercial Metals Company
7800 Stemmons Freeway
Dallas, Texas  75247


         Re: Registration of $200,000,000 in aggregate principal amount of notes consisting of $100,000,000 of Notes Due 2008 and $100,000,000 of Medium-Term Notes

Gentlemen:

         We have acted as special counsel to Commercial Metals Company, a Delaware corporation (the "Company"), in connection with the registration and sale under the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in aggregate principal amount of notes consisting of $100,000,000 of Notes Due 2008 (the "Notes Due 2008") and $100,000,000 of
Medium-Term Notes (the "Medium-Term Notes") pursuant to an Indenture dated July 31, 1995, by and between The Chase Manhattan Bank (the "Trustee") and the Company (the "Indenture"). For purposes of this opinion, the Notes Due 2008 and the Medium-Term Notes shall be referred to collectively as the "Notes". The Notes are being registered pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933, as subsequently amended or supplemented (the Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Notes Due 2008 are being sold to Goldman, Sachs & Co., BancAmerica Robertson Stephens, Chase Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters") pursuant to an Underwriting Agreement to be entered into between the Company and the Underwriters (the "Underwriting Agreement"), and the Medium-Term Notes may be sold by the Underwriters as agents of the Company pursuant to a Distribution Agreement to be entered into between the Underwriters and the Company (the




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Commercial Metals Company
August 13, 1998
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"Distribution Agreement"). The Medium-Term Notes may be sold from time to time to the Underwriters and/or other purchasers pursuant to the terms of the Distribution Agreement.

         In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company; (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance by the Company of the Notes; (iii) the Registration Statement and all exhibits thereto; (iv) the forms of Underwriting Agreement and Distribution Agreement; (v) the Indenture; and
(vi) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers, directors and agents of the Company, upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy, and upon governmental officials. In rendering the opinions expressed below, we have assumed (i) that the Underwriting Agreement and the Distribution Agreement will be executed in substantially the same forms submitted to us and (ii) that the Indenture constitutes the legal, valid and binding obligation of the Trustee.

         Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when the Notes have been duly executed and delivered by the Company, authenticated by the Trustee and issued in accordance with the terms of the Indenture, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the rights of creditors generally, (2) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (3) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. In rendering the opinions expressed



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Commercial Metals Company
August 13, 1998
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herein, we express no opinion as to the enforceability of provisions of the
Indenture and the Notes to the extent that such provisions (i) state that the delay or omission of the Trustee or of any holder of any Note in the exercise of any right or remedy accruing upon any Event of Default (as defined in the Indenture) will not impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or (ii) state that the invalidity, illegality or unenforceability of any provision of the Indenture or the Notes will not affect or impair the validity, legality or enforceability of the remaining provisions of the Indenture or the Notes, as applicable, to the extent that the enforcement of the remaining provisions would frustrate the fundamental intent of the parties to such documents. In addition, certain other provisions of the Notes may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of New York or the United States of America; provided, however, that the inclusion of any such provisions and any limitations imposed by such laws on the enforceability of the Notes will not affect the validity or enforceability as a whole of any of the Notes and will not prevent the holders thereof from the ultimate realization of the practical rights and benefits afforded by such documents, except for the economic consequences of any judicial, administrative or other procedural delay which may result from the application of any such law.

      With respect to the Indenture, we advise you that the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

      The opinions expressed above are specifically limited to the laws of the State of New York, the General Corporation Laws, as amended, of the State of Delaware, and the federal laws of the United States of America.

      This opinion (i) is rendered solely for your benefit in connection with the issuance of the Notes, (ii) may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.


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Commercial Metals Company
August 13, 1998
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      We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and the references to our firm under the caption "Legal Matters" in the Prospectus forming a part of such Registration Statement.





                                       Very truly yours,

                                       /s/ HAYNES AND BOONE, LLP
                                       -------------------------
                                       Haynes and Boone, LLP